SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "**Agreement**") is entered into as of April 6, 2018, by and among Fortune Valley Treasures, Inc., a Nevada corporation (hereinafter referred to as "**FVTI**" or "**Company**"), DaXingHuaShang Investment Group Limited, a Republic of Seychelles limited liability company ("**DIGL**"), and Lin, Yu Min, an individual as representative of the three stockholders set forth in Schedule A, who collectively holds 100% of the issued and outstanding capital stock of DIGL (collectively, the "**Stockholders**").

WHEREAS, FVTI is a publicly reporting company with no significant operations;

WHEREAS, DIGL owns 100% of the issued and outstanding capital stock of DaXingHuaShang Investment (Hong Kong) Limited ("**DIGL HK**"), a Hong Kong limited liability company, Qianhai DaXingHuaShang Investment (Shenzhen) Co. Ltd. ("**DIGL SZ**"), a wholly foreign owned enterprise incorporated under the laws of the People's Republic of China ("**PRC**") and 100% of the issued and outstanding capital stock of Dongguan City France Vin Tout Ltd. ("**France Vin Tout**", and collectively with DIGL, DIGL HK and DIGL SZ, the "**Group.**"), a wholly foreign owned enterprise incorporated under the laws of the PRC;

WHEREAS, FVTI desires to acquire 100% of the issued and outstanding equity securities of DIGL (the "**DKTI Stock**") from the Stockholder in exchange (the "**Exchange**") for the issuance by FVTI to the Stockholders of an aggregate of 300,000,000 newly issued shares of the common stock of FVTI, in the individual amounts as set forth on Schedule A. The Stockholders desire to exchange the DKTI Stock for such newly issued shares of FVTI on the terms described herein; and

WHEREAS, on the Closing Date, and as a result of the transactions contemplated hereby, DIGL will become a wholly-owned subsidiary of FVTI.

NOW THEREFORE, on the basis of the foregoing stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DIGL

As an inducement to, and to obtain the reliance of FVTI, except as set forth in the Schedules of DIGL attached hereto (the "**DIGL Disclosure Schedules**"), DIGL hereby represents and warrants to FVTI as of the Closing Date (as defined below) as follows. As used herein, the term "**knowledge of the Group**" or similar language refers to the actual knowledge of the executive officers of DIGL.

Section 1.01 Incorporation. Each member of the Group is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted. Each member of the Group is in possession of all governmental or third-party approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the transactions contemplated by this Agreement. No member of the Group is in violation of any of the provisions of their respective charter or organization documents. The ownership records of each Group member's registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization. No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to so qualify would not have a material adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Group taken as a whole; or (ii) the ability of DIGL to perform its obligations hereunder (a "**Material Adverse Effect**").

Section 1.02 Authorized Shares. The number of shares which DIGL is authorized to issue

consists of 250,000,000 shares of a single class, par value $0.0004 per share. There are 250,000,000 shares currently of DIGL issued and outstanding. The issued and outstanding shares of DIGL are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries. DIGL does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other entity other than those part of the Group.

Section 1.04 Financial Statements. The financial statements of DIGL ("**Financial Statements**") have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The DIGL balance sheets included as part of the Financial Statements are true and accurate and present fairly as of their respective dates the financial condition of DIGL. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, DIGL had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of DIGL, in accordance with generally accepted accounting principles. The statements of operations, stockholder's equity and cash flows included as part of the Financial Statements reflect fairly the information required to be set forth therein by generally accepted accounting principles.

Section 1.05 Information. The information concerning the Group set forth in this Agreement and the DIGL Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. Except as set forth in Schedule 1.06 to the DIGL Disclosure Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of any member of the Group.

Section 1.07 Absence of Certain Changes or Events. Except as disclosed in the DIGL Disclosure Schedules or the Financial Statements, since December 31, 2017:

(a) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Group;

(b) No member of the Group has: (i) amended its memorandum of association or articles of association or other organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to the Stockholder or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) No member of the Group has: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement and the transaction contemplated hereby.

Section 1.08 Litigation and Proceedings. Except as disclosed on Schedule 1.08 to the DIGL Disclosure Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Group after reasonable investigation, threatened by or against the Group or affecting the Group or their

respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. No member of the Group has any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances, which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which any member of the Group is a party or by which it or any of its assets, products, technology, or properties are bound, other than those incurred in the ordinary course of business, are set forth on Schedule 1.09 to the DIGL Disclosure Schedules (the "**Material Contracts**"). Such schedule contains any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of members of the Group.

(b) The Material Contracts are valid and enforceable by the applicable members of the Group party thereto in all respects, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any Material Contract a member of the Group is a party or to which any of their respective assets, properties or operations are subject.

Section 1.11 Compliance with Laws and Regulations. To the best of its knowledge, each member of the Group has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not have a Material Adverse Effect.

Section 1.12 Approval of Agreement. The Board of Directors of DIGL has authorized the execution and delivery of this Agreement by DIGL and has approved this Agreement and the transactions contemplated hereby.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by DIGL in connection herewith constitute the valid and binding obligation of DIGL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FVTI

As an inducement to, and to obtain the reliance of DIGL and the Stockholders, except as set forth in the Schedules of FVTI attached hereto (the "**FVTI Disclosure Schedules**"), FVTI hereby represents and warrants to DIGL and the Stockholders, as of the date hereof and as of the Closing Date, as follows. As used herein, the term "**knowledge of FVTI**" or similar language refers to the knowledge of Lin Yu Min, the Chairman of the Board of the Directors of FVTI prior to the closing of this Agreement.

Section 2.01 Organization. FVTI is a corporation duly organized, validly existing, and in good

standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Attached as Schedule 2.01 to the FVTI Schedules are complete and correct copies of the certificate of incorporation and bylaws of FVTI as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FVTI's certificate of incorporation or bylaws. FVTI has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and FVTI has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization.

(a) FVTI's authorized capitalization consists of (a) 3,000,000,000 shares of common stock par value $0.01, of which 7,750,000 shares are issued and outstanding prior to the transactions (after taking effect of the Stock Cancellation Agreement). All issued and outstanding shares of Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person or entity. All outstanding Common Stock have been issued and granted in compliance with: (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which FVTI is a party or by which it or any of its assets or properties are bound, all of which are set forth on Schedule 2.02 to the FVTI Disclosure Schedules (the "**FVTI Material Contracts**").

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of FVTI, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement or as set forth in Schedule 2.02 to the FVTI Disclosure Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which FVTI is a party or by which it is bound obligating FVTI to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of FVTI or obligating FVTI to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue Common Stock or preferred stock of FVTI except as set forth in this Agreement.

(c) Except as contemplated by this Agreement and except as set forth in Schedule 2.02 to the FVTI Disclosure Schedules, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which FVTI is a party or by which it is bound with respect to any equity security of any class of FVTI, and there are no agreements to which FVTI is a party, or which FVTI has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries and Predecessor Corporations. FVTI does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other entity.

Section 2.04 SEC Filings; Financial Statements.

(a) FVTI has made available to the Stockholder a correct and complete copy, or there has been available on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the "**SEC**"), copies of each report, registration statement and definitive proxy statement filed by FVTI with the SEC for the 4 years prior to the date of this Agreement (the "**FVTI SEC Reports**"), which, to FVTI's knowledge, are all the forms, reports and documents filed by FVTI with the SEC for the 4 years prior to the date of this Agreement. As of their respective dates, to FVTI's knowledge, the FVTI SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended

(the "**Securities Act**"), or the Securities Exchange Act of 1934, as amended (the "**Exchange Act**"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such FVTI SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the FVTI SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of FVTI at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of FVTI; or (ii) the ability of FVTI to perform its obligations hereunder, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (A) any change in general economic conditions in the industries or markets in which FVTI operates so long as FVTI is not disproportionately (in a material manner) affected by such changes; (1) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as FVTI is not disproportionately (in a material manner) affected by such changes; (2) changes in United States generally accepted accounting principles, or the interpretation thereof; or (3) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby (a "**FVTI Material Adverse Effect**").

(c) As of the date of all balance sheets included in the FVTI SEC Reports, except as and to the extent reflected or reserved against therein, FVTI had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of FVTI, in accordance with U.S. generally accepted accounting principles. All statements of operations, stockholders' equity and cash flows included in the FVTI SEC Reports reflect fairly the information required to be set forth therein by U.S. generally accepted accounting principles.

Section 2.05 Exchange Act Compliance. FVTI is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Common Stock is registered under Section 12(g) of the Exchange Act, and FVTI is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

Section 2.06 Information. The information concerning FVTI set forth in this Agreement, the FVTI Schedules and the FVTI SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.07 Absence of Certain Changes or Events. Since the date of the most recent FVTI balance sheet included in the FVTI SEC Reports:

(a) (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of FVTI or (ii) any damage, destruction or loss to FVTI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of FVTI;

(b) FVTI has not: (i) amended its certificate of incorporation or bylaws

except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of FVTI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements of any kind or nature; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) FVTI has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent FVTI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of FVTI; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of FVTI after reasonable investigation, threatened by or against FVTI or affecting FVTI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Schedule 2.08 to the FVTI Schedules. FVTI has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except for the FVTI Material Contracts:

(a) FVTI is not a party to, and its assets or properties are not bound by, any contract, franchise, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) FVTI is not a party to or bound by, and the properties of FVTI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) FVTI is not a party to any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of FVTI.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any FVTI Material Contracts or otherwise have a FVTI Material Adverse Effect.

Section 2.11 Filings, Consents and Approvals. FVTI is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by FVTI of this Agreement or any document or instrument contemplated hereby or thereby, except as expressly contemplated herein.

Section 2.12 Compliance with Laws and Regulations. To the best of its knowledge, FVTI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.13 Approval of Agreement. The Board of Directors and the holders of at least a majority of the issued and outstanding voting stock of FVTI have duly authorized the execution and delivery of this Agreement by FVTI and the transactions contemplated hereby.

Section 2.14 Valid Obligation. This Agreement and other documents executed by FVTI in connection herewith and therewith constitute the valid and binding obligation of FVTI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

As an inducement to FVTI, the Stockholders hereby represent and warrant to FVTI as follows.

Section 3.01 DIGL Shares. The DIGL Shares represent 100% of the issued and outstanding capital stock of DIGL. The Stockholders are the record and beneficial owners, and have good title to, all of the DIGL Shares. The Stockholders have the right and authority to sell and deliver their DIGL Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the DIGL Shares as herein contemplated and/or upon registering of FVTI as the new owner of the DIGL Shares in the share register of DIGL, FVTI will receive good title to the DIGL Shares owned by the Stockholder.

Section 3.02 Power and Authority. The Stockholders have the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform their obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.03 No Conflicts. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Stockholders and (c) will not violate or breach any contractual obligation to which either Stockholder is a party.

Section 3.04 Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by the Stockholders pursuant to the terms hereof will be acquired for investment for the Stockholders' own accounts, and not with a view to the resale or distribution of any part thereof.

Section 3.05 Acquisition of Exchange Shares for Investment.

(d) The Stockholders are acquiring the Exchange Shares for investment purposes and for each Stockholders' own accounts and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Stockholders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each Stockholder further represents that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(e) The Stockholders, each for their own account, represent and warrant that they: (i) can bear the economic risk of their respective investments, and (ii) possesses such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in FVTI and its securities.

(f) Neither of the Stockholders is a "U.S. Person" as defined in Rule 902(k) of Regulation S of the Securities Act ("**Regulation S**") and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to the Stockholders is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Neither of the Stockholders has intention of becoming a U.S. Person.

(g) Each Stockholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(h) Each Stockholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01 The Exchange.

(i) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.03), the Stockholders shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the DIGL Shares owned by the Stockholder to FVTI, with the objective of such Exchange being the acquisition by FVTI of 100% of the issued and outstanding shares of capital stock of DIGL.

(j) In consideration of the transfer of the DIGL Shares to FVTI by the Stockholder, FVTI shall issue to the Stockholder in an aggregate amount of 300,000,000 newly issued shares of Common Stock (the "**Exchange Shares**") and in the individual amount set forth in Schedule A.

(k) At the Closing Date, the Stockholders shall, on surrender of their certificates representing the DIGL Shares owned by the Stockholder to FVTI or its registrar or transfer agent, be entitled to receive the Exchange Shares.

Section 4.02 Closing. The closing of the transactions contemplated by this Agreement (the "**Closing**," and the date of the Closing, the "**Closing Date**") shall occur and shall be deemed to be effective no later than 5 PM EST April 11, 2018, or such other date as may be mutually agreed by the parties in writing. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions to closing set forth in this Agreement being met.

Section 4.03 Closing Events. Unless FVTI, DIGL or Stockholders waive their rights set forth in Article VI and Article VII in accordance with the Section 8.11 of this Agreement, at the Closing, FVTI, DIGL

and the Stockholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.04 Termination. This Agreement may be terminated by the parties only in the event that the parties do not meet the conditions precedent set forth in Articles VI and VII. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V
OTHER AGREEMENTS AND COVENANTS

Section 5.01 Legends. The Stockholders acknowledge and agree that each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

> "THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT")) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT."

> "TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

Section 5.02 Sales of Securities Under Rule 144, If Applicable.

(l) FVTI will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for the applicable restricted period as required by Rule 144 as it is from time to time amended.

(m) Upon being informed in writing by any person holding restricted stock of FVTI that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), FVTI will certify in writing to such person that it is

compliance with Rule 144 current public information requirement to enable such person to sell such person's restricted stock under Rule 144, as may be applicable under the circumstances.

(n) If any certificate representing any such restricted stock is presented to FVTI's transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, FVTI will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.03 Assistance with Post-Closing SEC Reports and Inquiries Upon the reasonable request of the Stockholder, after the Closing Date, FVTI shall cause its controlling stockholders to use their reasonable best efforts to provide such information available, including information, filings, reports, financial statements or other circumstances of FVTI occurring, reported or filed prior to the Closing, as may be necessary or required by FVTI for the preparation of the reports that FVTI is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act.

Section 5.04 Third Party Consents and Certificates. FVTI and the Stockholder agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF FVTI

The obligations of FVTI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by DIGL and the Stockholders in this Agreement were true when made and shall be true at the Closing Date. FVTI and the Stockholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

Section 6.02 Officer's Certificate. FVTI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of DIGL to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of DIGL threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the DIGL Disclosure Schedules, which might result in any Material Adverse Effect.

Section 6.03 Good Standing. FVTI shall have received a certificate of good standing from The Registrar of Companies of Seychelles, dated as of no less than fifteen (15) business days prior the Closing Date, certifying that DIGL is in good standing as a company in Seychelles.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of DIGL and the Group after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Delivery of Books and Records. At the Closing, DIGL shall deliver to FVTI the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of FVTI which are now in the possession of FVTI or its representatives.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF DIGL AND THE STOCKHOLDERS

The obligations of DIGL and the Stockholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by FVTI in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, FVTI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by FVTI.

Section 7.02 Officer's Certificate. The Stockholder shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of FVTI, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of FVTI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the FVTI Disclosure Schedules, by or against FVTI, which might result in any material adverse change in any of the assets, properties or operations of FVTI.

Section 7.03 Good Standing. The Stockholders shall have received a certificate of good standing from the Secretary of State of Nevada, dated as of a date within ten days prior to the Closing Date, certifying that FVTI is in good standing as a corporation in the State of Nevada.

Section 7.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of FVTI after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Brokers. The parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. FVTI and the Stockholder each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02 Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state

and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.03 Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender's transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

If to FVTI:

Lin, Yu Min
19F, Lianhe Tower, 1069 Nanhai Ave,
Nanshan District, Shenzhen, 518000, China

If to DIGL or the Stockholders, to:

Lin, Yu Min
Unit FGH, 27/F, Zhenye Building
Luohu District, Shenzhen, Guangdong, China

Any such notice or communication shall be deemed to have been given: (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by facsimile and receipt is confirmed by printed receipt and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.05 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 8.06 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 8.07 Expenses. Whether or not the Exchange is consummated, each of the parties hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. Including the Sale & Purchase Agreement dated as of December 14, 2016.

Section 8.09 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 8.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.12 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein, both prior to and following the Closing.

[Signature Page Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

FORTUNE VALLEY TREASURES, INC.

____
Yu Min Lin
CEO

DAXINGHUASHANG INVESTMENT GROUP LIMITED

____
Yu Min Lin
Director

STOCKHOLDER REPRESENTATVE

____
Name: Yu Min Lin

Schedule A

Amount of Shares to be issued to DIGL's Stockholders Pursuant to the Share Exchange Agreement

	Name of Shareholder	Passport No./ Business License	No. of Shares	Address
1	Lin, Yu Min	E16857975(CHN)	18,000,000	No.22 Ji Yu Qiao Xia, Tang Keng Village, Xia Jia Shan Town, Pu Ning, Guangdong, China
2	Gaosheng Group Co., Ltd.	1874278(Republic of Seychelles)	129,000,000	Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles
3	China Kaipeng Group Co., Ltd.	184283(Republic of Seychelles)	153,000,000	Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles
	Total		**300,000,000**	